UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 30, 2012

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   Submission of Matters to a Vote of Security Holders.

(a)  The Macerich Company (the “Company”) held its Annual Meeting of Stockholders on May 30, 2012 (the “Annual Meeting”).

(b)  At the Annual Meeting, the Company’s stockholders (i) elected the nine nominees listed below to serve as directors for a term of one year expiring at the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, and (iii) approved the compensation of the Company’s named executive officers.

Item 1:  The election of nine directors for a one-year term expiring at the 2013 Annual Meeting of Stockholders

	For	Against	Abstensions	Broker Non- Votes
Douglas D. Abbey	113,678,982	1,975,477	29,844	4,087,385
Dana K. Anderson	110,808,256	4,845,586	30,461	4,087,385
Arthur M. Coppola	113,936,680	1,687,518	60,105	4,087,385
Edward C. Coppola	110,812,003	4,843,757	28,543	4,087,385
Fred S. Hubbell	115,009,728	644,488	30,087	4,087,385
Diana M. Laing	113,797,280	1,857,825	29,198	4,087,385
Stanley A. Moore	113,316,076	2,337,308	30,919	4,087,385
Mason G. Ross	113,798,689	1,855,769	29,845	4,087,385
Dr. William P. Sexton	113,330,837	2,322,565	30,901	4,087,385

Item 2:   The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012

For	Against	Abstensions
119,718,626	19,685	33,377

There were no broker non-votes for Item 2.

Item 3:            Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

For	Against	Abstensions	Broker Non- Votes
109,595,673	4,324,352	1,764,278	4,087,385

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: RICHARD A. BAYER

May 31, 2012	/s/ Richard A. Bayer
Date	Senior Executive Vice President,
Chief Legal Officer and Secretary